Exhibit 99.1

Kubient Reports Third Quarter 2022 Results

NEW YORK, November 14, 2022 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, today reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 and Recent Operational Highlights
•	Renewed media buying partnership with one of the Company’s largest direct advertising clients, due to the strong results Kubient was able to help provide.
•	Launched the KAI Dashboard, a reporting and optimization platform that helps media publishers and platforms better understand and manage inventory health.
•
Announced that the United States Patent and Trademark Office (USPTO) issued a Notice of Allowance for the Company’s proprietary ad fraud identification and prevention technology, Kubient Artificial Intelligence (KAI).

Management Commentary
“The implementation of the previous quarter’s cost cutting measures have helped us conserve capital and direct our attention towards further unveiling the true potential of our KAI offering,” said Kubient Founder, Chairman, CEO, CSO, and President, Paul Roberts. “With the launch of the KAI Dashboard, we’re progressively offering new ways for existing and future customers to utilize the power of our artificial intelligence tools to not only avoid the pitfalls of ad-fraud, but to also increase the efficiency of their digital advertising ecosystem. As a result, the quality and quantity of our partnerships and customers have grown to more comprehensive arrangements that better take advantage of our Audience Cloud platform.

“Along with KAI, another positive growth area has been the success of our Kubient Managed Services team. There is a massive opportunity to attract middle market advertisers that cannot get the attention of the largest AdTech platforms and offer them tools and team members to ensure campaign success has proven its value. This strategy combined with our Audience Marketplace has allowed clients to not only extend budgets, but net new campaign launches in the process. We will continue our investments into KAI’s growing portfolio of capabilities as we look and field interest for inorganic growth opportunities. With a robust core technology, strong balance sheet, and a seasoned executive team, we seek to provide lasting value to our customers and shareholders alike.”

Third Quarter 2022 Financial Results
Net revenues for the quarter ended September 30th, 2022 decreased to approximately $482,000 compared to approximately $677,000 in the same period last year. The decrease was primarily due to a decrease of net revenues associated with a major customer as compared to the 2021 period, partially offset by revenues generated in the 2022 period related to customer contracts acquired in connection with the Company’s acquisition of MediaCrossing in November 2021.

Technology expenses decreased to approximately $525,000 from approximately $777,000 in the same period last year. The year-over-year decrease is primarily due to a decrease in headcount costs, hosting fees, software-technology subscription expense, amortization and consulting expenses.

General and administrative expenses decreased to approximately $1.1 million compared to approximately $1.5 million in the same period last year. The decrease was primarily due to decreases in non-cash stock-based compensation, professional services and consulting expense.

GAAP net loss was approximately $1.7 million, or $(0.12) loss per share, compared to a net loss of approximately $2.3 million, or $(0.16) loss per share, in the same period last year.

Adjusted EBITDA loss decreased to approximately $(1.5) million, or $(0.11) per basic and diluted share, compared to an adjusted EBITDA loss of approximately $1.9 million, or $(0.13) per basic and diluted share, in the same period last year.

As of September 30, 2022, the Company had a cash balance of approximately $16.9 million.

Conference Call
Kubient will hold a conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Kubient management will host the conference call, followed by a question and answer period.

Date: Monday, November 14, 2022
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-877-545-0320
International dial-in: 1-973-528-0002
Operator Prompted Access Code: 229023

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kubient’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 24, 2022.

Toll-free replay number: 1-877-481-4010
International replay number: 1-919-882-2331
Replay ID: 46914

About Kubient
Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Marketplace is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Marketplace is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Non-GAAP Measures
The Company defines EBITDA as net income (loss) before interest (including non-cash interest), taxes and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to eliminate the impact of certain non-recurring items and other items that we do not consider in our evaluation of our ongoing operating performance from period to period. These items will include stock-based compensation that the Company does not believe reflects the underlying business performance.

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (a) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (b) expenses that are not reflective of the Company’s core operating results over time (such as stock based compensation expense), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company’s management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are (a) they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt, (b) they do not reflect future requirements for capital expenditures or contractual commitments, and (c) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Kubient Investor Relations
Gateway Investor Relations
Matt Glover and John Yi
T: 1-949-574-3860
Kubient@gatewayir.com

Kubient, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net Revenues	$481,812	$676,986	$2,127,467	$1,882,311

Costs and Expenses:
Sales and marketing	735,296	715,820	3,118,729	1,977,150
Technology	525,383	776,573	2,640,239	1,916,020
General and administrative	1,132,649	1,514,913	4,824,406	3,878,765
Impairment loss on intangible assets	-	-	2,626,974	-
Impairment loss on property and equipment	-	-	49,948	-
Impairment loss on goodwill	-	-	463,000	-
Loss accrual on customer contract	(232,964)	-	142,723	-

Total Costs and Expenses	2,160,364	3,007,306	13,866,019	7,771,935

Loss From Operations	(1,678,552)	(2,330,320)	(11,738,552)	(5,889,624)

Other (Expense) Income:
Interest expense	(2,508)	(2,098)	(8,916)	(5,308)
Interest income	6,896	21,805	11,921	84,469
Change in fair value of contingent consideration	-	-	613,000	-
Other income	-	-	11,000	233

Total Other Income	4,388	19,707	627,005	79,394

Net Loss	$(1,674,164)	$(2,310,613)	$(11,111,547)	$(5,810,230)

Net Loss Per Share - Basic and Diluted	$(0.12)	$(0.16)	$(0.78)	$(0.43)

Weighted Average Common Shares Outstanding - Basic and Diluted	14,337,412	14,252,886	14,300,022	13,627,435

Kubient, Inc.
Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets

Current Assets:
Cash and cash equivalents	$16,897,563	$24,907,963
Accounts receivable, net	448,815	2,291,533
Other receivables	-	526,070
Prepaid expenses and other current assets	502,912	495,178

Total Current Assets	17,849,290	28,220,744
Intangible assets, net	-	2,946,610
Goodwill	-	463,000
Property and equipment, net	-	44,756
Deferred offering costs	10,000	10,000

Total Assets	$17,859,290	$31,685,110

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable - suppliers	$727,432	$1,844,544
Accounts payable - trade	369,040	659,362
Accrued expenses and other current liabilities	716,484	2,493,287
Deferred revenue	767,833	395,914
Notes payable	1,539	151,336

Total Current Liabilities	2,582,328	5,544,443
Contingent consideration	-	613,000
Notes payable, non-current portion	77,361	77,407

Total Liabilities	2,659,689	6,234,850

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized; No shares issued and outstanding as of September 30, 2022 and December 31, 2021	-	-
Common stock, $0.00001 par value; 95,000,000 shares authorized; 14,402,500 and 14,253,948 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	144	143
Additional paid-in capital	52,891,794	52,030,907
Accumulated deficit	(37,692,337)	(26,580,790)

Total Stockholders’ Equity	15,199,601	25,450,260

Total Liabilities and Stockholders’ Equity	$17,859,290	$31,685,110

Kubient, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	September 30,
	2022	2021

Cash Flows From Operating Activities:
Net loss	$(11,111,547)	$(5,810,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	7,000	-
Impairment loss on intangible assets	2,626,974	-
Impairment loss on property and equipment	49,948	-
Impairment loss on goodwill	463,000	-
Depreciation and amortization	330,993	304,068
Change in fair value of contingent consideration	(613,000)	-
Stock-based compensation:
Common stock	872,123	516,381
Options	6,598	7,618
Changes in operating assets and liabilities:
Accounts receivable	1,835,718	1,000,783
Other receivable	507,387	-
Prepaid expenses and other current assets	350,132	(155,367)
Accounts payable - suppliers	(1,117,112)	115,681
Accounts payable - trade	(290,321)	(289,215)
Accrued expenses and other current liabilities	(1,817,278)	(274,667)
Accrued interest	-	7,025
Deferred revenue	371,919	-

Net Cash Used In Operating Activities	(7,527,466)	(4,577,923)

Cash Flows From Investing Activities:
Purchase of intangible assets	-	(1,133,072)
Purchase of property and equipment	(16,549)	(24,331)

Net Cash Used In Investing Activities	(16,549)	(1,157,403)

Cash Flows From Financing Activities:
Proceeds from exercise of warrants [1]	-	9,787,149
Proceeds from exercise of options	-	8,361
Repayment of PPP loan	(149,843)	(68,346)
Repayment of financed director and officer insurance premiums	(316,542)	-
Payment of deferred offering costs	-	(27,510)

Net Cash (Used In) Provided By Financing Activities	(466,385)	9,699,654

Net (Decrease) Increase In Cash and Cash Equivalents	(8,010,400)	3,964,328

Cash and Cash Equivalents - Beginning of the Period	24,907,963	24,782,128

Cash and Cash Equivalents - End of the Period	$16,897,563	$28,746,456

[1] Includes gross proceeds of $10,169,027, less issuance costs of $381,878.

Kubient, Inc.
Reconciliation of GAAP EBITDA to Non- GAAP Adjusted EBITDA
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net Loss	$(1,674,164)	$(2,310,613)	$(11,111,547)	$(5,810,230)
Interest expense	2,508	2,098	8,916	5,308
Interest income	(6,896)	(21,805)	(11,921)	(84,469)
Depreciation and amortization	-	144,775	330,993	304,068
EBITDA	(1,678,552)	(2,185,545)	(10,783,559)	(5,585,323)

Adjustments:
Stock-based compensation expense	$157,094	$263,247	878,721	523,999
Impairment loss on intangible assets	-	-	2,626,974	-
Impairment loss on property and equipment	-	-	49,948	-
Impairment loss on goodwill	-	-	463,000	-
Change in fair value of contingent consideration	-	-	(613,000)	-
Adjusted EBITDA	$(1,521,458)	$(1,922,298)	$(7,377,916)	$(5,061,324)

Adjusted Loss Per Share	$(0.11)	$(0.13)	$(0.52)	$(0.37)

Weighted Average Common Shares Outstanding - Basic and Diluted	14,337,412	14,252,886	14,300,022	13,627,435